SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 15, 2003




                          POWERWAVE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)




          Delaware                      000-21507                11-2723423
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                            1801 E. St. Andrew Place
                               Santa Ana, CA 92705
               (Address of principal executive offices, zip code)


       Registrant's telephone number, including area code: (714) 466-1000

        Former name or former address, if changed since last report: N/A

ITem 5. OTHER EVENTS AND REGULATION FD DISCLOSURE


     On July 14, 2003, Powerwave Technologies, Inc. (the "Company") announced that it intends to raise approximately $130,000,000 though an offering of 5-year convertible notes in a private placement under Rule 144A under the Securities Act of 1933 not registered or required to be registered under the Securities Act of 1933. On July 15, 2003, the Company issued a press release announcing that it had priced a private placement of $130 million of its 1.25% convertible subordinated notes due July 15, 2008 (which amount does not give effect to an option granted to the initial purchaser to acquire an additional $20 million in principal amount of the notes.) The notes will be convertible into common stock of the Company at a conversion price of $10.49 per share. The notes will mature in five years and are not callable for the first four years. The Company expects to use the net proceeds from the offering to fund the purchase of approximately $25,000,000 of its common stock simultaneously with the issuance of the notes and for general corporate purposes as well as to increase financial flexibility for possible future acquisitions.


     A copy of the press release announcing the pricing of the Company's note offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.



Item 7.    Financial Statements and Exhibits

      (c)      Exhibits

      The following exhibit is furnished as part of this report:


        Exhibit Number            Description
       -----------------------------------------------------
           99.1            Press release dated July 15, 2003.



                                   Signatures



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:            July 17, 2003           POWERWAVE TECHNOLOGIES, INC
           --------------------------

                                         By: /s/ KEVIN T. MICHAELS
                                             ----------------------------------
                                             Kevin T. Michaels
                                             Senior Vice President, Finance and
                                             Chief Financial Officer

                                  EXHIBIT INDEX





     Exhibit Number                    Description

         99.1                          Press release of Powerwave Technologies,
                                       Inc, dated July 15, 2003.